AMENDMENT TO LOAN NOTE INSTRUMENT

THIS AMENDMENT effective and dated as of 30/7/2008 (the "Amendment"), to that certain LOAN NOTE INSTRUMENT (the "Instrument"), dated as of April 4, 2008 by GREEN SCREEN INTERACTIVE SOFTWARE, INC. (f/k/a GREEN SCREEN INTERACTIVE SOFTWARE, LLC) a Delaware corporation ("Green Screen").

WHEREAS, Green Screen entered into a sale and purchase agreement with Barry Hatch and Ian Stewart (the "Shareholders") on April 4, 2008, under which Green Screen purchased from the Shareholders the entire issued share capital of Zoo Digital Publishing Limited (the "Agreement);

WHEREAS, under the terms of the Agreement, Green Screen agreed to issue and allot to the Shareholders as part of the consideration payable under the Agreement loan notes in the principal sum of $2,500,000 and the loan notes constituted by the Instrument were issued by Green Screen to the Shareholders to satisfy this obligation;

WHEREAS, the Parties desire to amend the Instrument in the manner described below,

NOW, THEREFORE, in consideration of the mutual promises herein made, in consideration of the representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:.

1.	Capitalized terms used in this Amendment which are not otherwise defined shall have the same meaning as set forth in the Instrument.

2.
That Certificate issued by Green Screen to Ian Stewart on April 4, 2008 in respect of Notes for the original principal amount of $1,250,000 has been delivered to Green Screen by Ian Stewart for cancellation, and such Notes are hereby redeemed in full and such Certificate is hereby cancelled, and Green Screen shall simultaneously with the execution of this Amendment deliver to Ian Stewart a certificate for 117,370 shares of common stock of Green Screen valued at a price of $10.65 per share. Green Screen represents that such shares are duly authorized, validly issued, fully paid and nonassessable.

3.
That Certificate issued by Green Screen to Barry Hatch on April 4, 2008 in respect of Notes for the original principal amount of $1,250,000 has been delivered to Green Screen by Barry Hatch for partial redemption of such Notes and enfacement of a memorandum for $500,000 in principal of Notes which shall be payable by December 31, 2008 and Green Screen shall simultaneously with the execution of this Amendment deliver to Barry Hatch a certificate for 70,422 shares of common stock of Green Screen valued at a price of $10.65 per share. Green Screen represents that such shares are duly authorized, validly issued, fully paid and nonassessable.

4.	Clause 5.1 of the Instrument shall be deemed to be deleted and replaced with the following wording:

“Subject to Clause 4, Clause 5.2 and the other provisions of this Deed and Clause 9 of the Share Sale Agreement, the Notes shall be redeemed at par in the principal amount of $500,000 on December 31, 2008 (the “Maturity Date”).”

5.
The Parties intend that the cancellation of the Certificates and redemption of the Notes and enforcement of a memorandum and the delivery of certificates for common stock referred to in paragraphs 2 and 3 above shall be treated as a “conversion” for the purposes of Section 132 of the Taxation of Chargeable Gains Act 1992.

6.
Except as expressly amended by this Amendment, the terms of the Instrument remain in full force and effect. In the event of any conflict between the terms of the Instrument and this Amendment the term of this Amendment shall control.

7.
This Amendment may be executed in any number of counterparts with the same effect as if all Parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement. This Amendment and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or Instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties. No party to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or the internet as a defense to the formation of a contract and each such party forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered as a deed this Amendment to the Instrument as of the date first above written.

Executed and delivered as a deed by
GREEN SCREEN INTERACTIVE SOFTWARE, INC
acting by

/s/ Mark Seremet, President

Executed and delivered as a deed by
BARRY HATCH /s/ Barry Hatch
in the presence of

/s/ Stephen Bailey

Executed and delivered as a deed by
IAN STEWART /s/ Ian Stewart
in the presence of

/s/ Joanne Dale